POWER OF ATTORNEY
	Know all by these presents, that the undersigned hereby
constitutes and appoints each of Jeffrey Hochstadt and
Cornelia DiCenso, signing singly, the undersigneds true and
lawful attorney-in-fact to-
1. Execute for and on behalf of the undersigned, in the undersigneds capacity as an officer and/or director of CPI Card Group Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and the initial insider report, subsequent insider reports and all other forms and Reports if required to be filed on SEDI in accordance with National Instrument 55-102-System for Electronic Disclosure by Insiders (SEDI) and National Instrument 55-104-Insider Reporting Requirements and Exemptions
(collectively, the Canadian Insider Reports);
2. Do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4, 5 or Canadian Insider Reports, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission, any national quotation system, national securities exchange, stock exchange or similar authority and on SEDI; and
3. Take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts discretion.
	The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or the applicable Canadian securities legislation.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Canadian Insider Reports with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
	IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 5th day of February, 2026.
/s/ Darren Dragovich
Signature
Darren Dragovich
Print Name